OxySure Systems, Inc.

VOTING STOCK OPTION PLAN

VOTING STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into by and between OxySure Systems, Inc. (the “Company”) and_______(the “Optionee”) in connection with the grant of an Option under the OxySure Systems, Inc. Voting Stock Option Plan (the “Plan”). The Agreement is made and entered into as of____________(the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Optionee is employed by the Company or one of its affiliates in a key position;

WHEREAS, the Company desires to encourage Optionee to own an equity interest in the Company and to give him added incentive to advance the interests of the Company through the Plan;

WHEREAS, the Company desires to grant the Optionee an Option to purchase voting shares of common stock in the Company, under terms and conditions established by the Administrator appointed by the Board of Directors; and

WHEREAS, notwithstanding any registration of the Company's stock or the availability of any exemption, all stock issued to Optionee shall not be resold until the expiration of twelve (12) months following the time at which the Company's stock becomes publicly traded in a recognized market.

NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Company and the Optionee:

1.
Definitions.  For purposes of this Agreement, defined terms shall have the meanings given to them by the Plan except as “Agreement”, which means this document as executed by the Company and the Optionee, and as it may be subsequently amended.

2.
Grant of Option.  Subject to the terms and conditions set forth in this Agreement, the Company grants to the Optionee an Option to purchase from the Company during the period ending five years from the Effective Date of this Agreement,_________Shares (“Shares”) at a price of $_____________per Share, subject to adjustment, if any, as provided in this Agreement and the Plan.  This Option is not an incentive stock option within the meaning of Code section 422.

3.		The Option shall become vested and exercisable according to the following schedule:
	(a)	_____________of the Shares subject to the Option on or after the date which is one (1) year from the date the Option is granted, but only if Optionee is then an employee of the Company;
	(b)	_____________of the Shares subject to the Option on or after the date which is two (2) years from the date the Option is granted, but only if the Optionee is then an employee of the Company;
	(c)	_____________of the Shares subject to the Option on or after the date which is three (3) years from the date the Option is granted, but only if the Optionee is then an employee of the Company;
	(d)	_____________of the Shares subject to the Option on or after the date which is four (4) years from the date the Option is granted, but only if the Optionee is then an employee of the Company; and

(e)
_____________of the Shares subject to the Option on or after the date which is five (5) years from the date the Option is granted, but only if the Optionee is then an employee of the Company.

Notwithstanding the above, if the Optionee is an Eligible Individual on the date that a Change in Control occurs, all Options shall become fully vested and exercisable according to the schedule set forth above, and if the Optionee ceases to be an Eligible Individual by reason of death, any Options held by the Optionee shall become fully vested and immediately exercisable on the date such Optionee ceases to be an Eligible Individual.

3.
Exercise Rights.  The Option granted pursuant to Paragraph 2 may be exercised during its term in full or in part, to the extent vested, as to any number of whole Shares (but no fractional shares), subject to the provisions of the Plan and of the following provisions.

Exercise of an Option shall not be effective until the Administrator has received written notice of exercise.  Such notice must specify the number of whole Shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of Shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

Nothing in the Plan or in this Agreement shall be deemed to require the Company to issue any Shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, as amended, or any other applicable statute or regulation, as then in effect.  At the time of any exercise of an Option, the Company may, as a condition precedent to the exercise of such Option, require from the Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect.

4.	Notice of Exercise. This Option may be exercised in accordance with Paragraphs 2 and 3, by written notice to the Administrator at the address provided in this Agreement, which notice shall:
	a)	specify the number of Shares to be purchased and the exercise price to be paid for such Shares;
	b)	if the person exercising this Option is not the Optionee himself, contain or be accompanied by evidence satisfactory to the Administrator of such person’s right to exercise this Option;
	c)	be accompanied by payment in full of the purchase price in the form of cash, a certified or cashier’s check to the order of the Company, or a wire transfer of immediately available funds;
d)
be accompanied by the amount that the Company deems necessary to satisfy the Company’s obligation to withhold federal, state, or local income or other taxes incurred by reason of the exercise.  Such amount shall be paid in cash; and

	e)	Include the Exercise of Stock Option Agreement.
5.	Investment Restriction. The Optionee agrees that the Shares acquired on exercise of this Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or other applicable securities laws. If the Administrator so determines, any certificate of Common Stockholders issued upon exercise of this Option shall bear a legend (set forth in the Plan) to the effect that the Shares have been so acquired. The Company may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any Shares acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Shares shall be inoperative if: (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not require registration under the Securities Act or other applicable securities laws; or (b) the Shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws.

6.
Right of First Refusal - Subsequent Transfer.  The Optionee agrees that the Shares acquired on exercise of this Option will be subject to the right of first refusal described in this Paragraph for the period beginning on the date that the Option is exercised and ending on the date which is twelve (12) months after the date the Optionee ceases to be an Eligible Individual.  Prior to any subsequent transfer, the Shares must first be offered by written notice to the Company.  This notice of proposed transfer shall state the number of Shares to be transferred, the name of the proposed transferee, the consideration for the proposed transfer, and the terms and conditions of the proposed transfer.  The Optionee shall also submit with the notice copies of all papers and other documents to be used in connection with the proposed transfer.  Any deviation from the terms outlined in the notice, however slight, shall require a new notice thereby effecting a new option for the Company under this Paragraph.  The Company must exercise its option to purchase, as to all or a portion of the Shares offered, within fourteen (14) days of receipt of the notice of proposed transfer.  The Company’s option shall be exercised by means of written notice of exercise to the Optionee within the period designated below.

If the option is not exercised in full by the Company within fourteen (14) days after the notice of proposed transfer, the unexercised part of the option shall lapse, and then the proposed transfer must be completed within ninety (90) days following the end of the period for exercise, but only upon the same terms and at a price which is no less than that set forth in the notice of proposed transfer.  Any such permitted transfer, however, shall be conditioned upon the proposed transferee executing such documents as the Administrator may reasonably request which evidences the transferee’s agreement to abide by the terms and provisions of both Paragraph 5 and this Paragraph concerning the Shares, or any interest therein proposed to be acquired, and to agree to any legends and to any restrictions on transferability as the Administrator may reasonably require to ensure compliance with federal and state securities laws and other applicable laws and regulations.

In accepting an offer to purchase, the Company agrees to complete the purchase pursuant to the terms of the notice of proposed transfer and at the greater of the Fair Market Value of the Shares on the date the Company provides notice of exercise to the Optionee or the price specified in the notice of proposed transfer.  The terms of the payment of the purchase price shall in no event be less favorable than the terms of an independent third party offer.

7.
 Sale after IPO.  Notwithstanding any other provision of this Agreement, in the event that the Company completes an initial public offering of its shares resulting in the trading of its shares in a recognized market, the shares shall not be sold for a period of 12 months thereafter.

8.
Transferability and Exercise Restrictions.  This Option shall not be transferable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime this Option may be exercised only by him.  No assignment or transfer of this Option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Option.

9.	Status of Optionee. The Optionee shall have no right as a Shareholder with respect to any Shares covered by this Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property), distributions, or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.5 of the Plan

10.
No Effect on Capital Structure.  This Option shall not affect the right of the Company or any Affiliate to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

11.
Termination of Option.  If an Optionee ceases to be an Eligible Individual, the Option shall terminate ninety (90) days after such Optionee ceases to be an Eligible Individual. Notwithstanding the foregoing, if an Optionee ceases to be an Eligible Individual by reason of Disability, the Optionee shall have the right for six (6) months after the date of Disability to exercise an Option to the extent such Option is exercisable on the date of his Disability, and if an Optionee ceases to be an Eligible Individual by reason of death, Optionee’s designated beneficiary shall have the right for six (6) months after the date of death to exercise the Option, to the extent such Option is exercisable on the date of death.  At the end of such ninety (90) day or six (6) month period, as applicable, the Option shall terminate and cease to be exercisable.  Each Optionee shall have the right to designate a beneficiary on the form provided by the Administrator.  If no beneficiary is designated, the Optionee’s estate shall have the rights of a beneficiary. This Option is not exercisable after the expiration of five (5) years from the date it is granted.

12.
Adjustments Upon Changes in Capitalization, Merger, Etc.  Notwithstanding any other provision of this Agreement, in the event of any change in the number of outstanding Shares that is (a) effected without receipt of consideration by the Company, by reason of a common stockholders dividend, split, combination, exchange of shares or other ownership interests, merger, or other recapitalization, in which the Company is the surviving entity, or (b) by reason of a spin-off of a part of the Company into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity, the aggregate number and class of the reserved Shares, the number and class of Shares subject to each outstanding Option, and the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect of such change. In the event of a dispute concerning such adjustment, the Administrator has full discretion to determine the resolution of the dispute.  Such determination shall be final, binding, and conclusive.  The number of reserved Shares or the number of Shares subject to any outstanding Option shall be automatically reduced to the extent necessary to eliminate any fractional Shares

13.
Administrator Authority.  Any question concerning the interpretation of this Agreement, any adjustments required to be made under this Agreement, and any controversy which may arise under this Agreement shall be determined by the Administrator in its sole discretion.

14.
Plan Controls.  The terms of this Agreement are governed by the terms of the Plan, a copy of which has been provided to Optionee and is made a part of this Agreement as if fully set forth in this Agreement, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

15.	Notice. Whenever any notice is required or permitted under this Agreement, such notice must be in writing and delivered (personally or by courier), telecopied (if confirmed) or sent by mail. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Agreement. The Company or Optionee may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. It is the Optionee’s responsibility to provide a current address to the Administrator. Failure to do so will forfeit Optionee’s right to any notices otherwise required. Until changed in accordance with this Agreement, the Company and the Optionee specify their respective addresses as set forth below:

Administrator:        Common Stockholders Option Administrator

c/o OxySure Systems, Inc.
Attention:  Julian Ross
10880 John W. Elliott Road
Suite 600
Frisco, Texas  75034

Company:	OxySure Systems, Inc
Attention:  Julian Ross
10880 John W. Elliott Road
Suite 600
Frisco, Texas  75034

                                                                                                          Optionee:                           __________________

  __________________

  __________________

16.
Information Confidential.  AS PARTIAL CONSIDERATION FOR THE GRANTING OF THIS OPTION, THE OPTIONEE AGREES THAT HE WILL KEEP CONFIDENTIAL ALL INFORMATION AND KNOWLEDGE THAT HE HAS RELATING TO THE MANNER AND AMOUNT OF HIS OR ANY OTHER PERSON’S PARTICIPATION IN THE PLAN OR CAPITAL STRUCTURE OF THE COMPANY; PROVIDED, THAT SUCH INFORMATION MAY BE DISCLOSED AS REQUIRED BY LAW AND MAY BE GIVEN IN CONFIDENCE TO THE OPTIONEE’S SPOUSE, TAX AND FINANCIAL ADVISORS, OR TO A FINANCIAL INSTITUTION TO THE EXTENT THAT SUCH INFORMATION IS NECESSARY TO SECURE A LOAN. THE COMPANY MAY SEEK DAMAGES, INCLUDING FORFEITURE OF THIS OPTION, FOR ANY BREACH OF THE FOREGOING CONFIDENTIALITY REQUIREMENT.

17.	Governing Law. Except as is otherwise provided in Paragraph 10.17 of the Plan, the provisions of this Agreement shall be governed by the contract law of the State of Texas.
18.	Acknowledgments. In connection with this Agreement and issuance of any Shares, and a certificate therefore, pursuant to the Option, Optionee acknowledges as follows:
A.
THE OPTIONS AND THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THE OPTIONS AND THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OPTIONS OR THE ACCURACY OR ADEQUACY OF ANY INFORMATION ABOUT THE COMPANY, THE OPTIONS, THE SHARES OR THE PLAN, WHICH THE COMPANY IS MAKING AVAILABLE TO THE OPTIONEE.

	B.	THE OPTIONS AND SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE PLAN, THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A VOTING STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF THE VOTING STOCK OPTION AGREEMENT AND VOTING STOCK OPTION PLAN IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

C.
 THE EFFECTIVENESS OF ANY SALE OR OTHER TRANSFER OF THE SHARES WILL BE CONDITIONED UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT THE SALE OR TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.  ANY PARTICIPANT WHO ACQUIRES SHARES WILL BE REQUIRED TO REPRESENT THAT HE OR SHE WILL NOT SELL OR OTHERWISE DISPOSE OF THAT COMMON STOCK WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID STATUTES AND THE RULES AND REGULATIONS PROMULGATED UNDER THOSE STATES, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

D.
At the request of an Optionee, the Company's most recent audited annual financial statement and other information regarding the Company will be provided to each Optionee for review, and, upon request of the Optionee, the Company's current Business Plan, if any, will be provided to each Optionee for review by the Optionee or the investment advisor(s) of the Optionee.  The Company encourages the Optionee to review these materials as often as Optionee desires and to ask the executive officer of the Company in charge of monitoring the Plan any questions concerning the Company, the Plan, this Option or the Shares which Optionee may have.  In addition, upon the request of the Optionee, each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

E.	Optionee shall not have registration rights for the Shares purchased by Optionee pursuant to this Option.
F.
The Optionee represents that the Optionee is familiar with the terms and provisions of this Voting Stock Option Agreement, including all restrictions on alienation and hereby accepts the Option subject to all of the terms and provisions thereof.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Administrator, as the case may be, upon any questions arising under this Agreement.

G.
The undersigned, being the spouse of the above-named Optionee, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Voting Stock Option Agreement, and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.

H.
I have, either alone or together with my advisors, such knowledge and experience in financial and business and financial matters and in investments of this nature that I am capable of bearing the economic risks and evaluating the merits and risks of an investment in the Company and thereby making an informed investment decision and protecting my own interest therein.  I am not relying upon any other person in connection with evaluating such merits and risks.

I.
I have received or had access to all information and documents that I consider necessary or advisable to enable me to make an informed decision concerning the Shares and I have had an opportunity to ask questions of and receive answers from the Company or its designated representative concerning the terms and conditions of this investment; and all such questions, if any, have been answered to my full satisfaction.

J.
I am familiar with the Company's business and I believe that the Shares are the type of investment that I wish to hold for investment and that the nature and amount of the investment is consistent with my investment program.  I am aware that the purchase of the Shares and operation of the Company involves a high degree of risk, and that there is, and will be, no public market for the Shares.

K.	I have relied on my own tax, investment, and legal advisors with respect to the considerations of purchasing the Shares.

L.
It is my present sole intention to purchase, receive and hold the Shares as my private investment for my own account only and I am unaware of any occurrence, event or circumstance upon the happening of which I intend to transfer, divide, sell or otherwise distribute the Shares.

M.
I agree that a restrictive legend may be placed on the certificate representing the Shares, and that transfer of the Shares may be refused by the Company, or its transfer agent if in the opinion of the Company's counsel any proposed sale or transfer of the Shares by me would not be in compliance with the applicable federal, state or other securities laws.

N.	I agree not to take any action that would bring this sale within the registration requirements of federal, state or other securities laws, and I agree to indemnify and hold the Company and its officers and directors harmless against all loss, costs, liabilities and expenses arising out of or related to the resale or distribution of the Shares to me in violation of applicable federal, state or other securities laws.

SIGNATURES OF OPTIONEE(S)/PURCHASER(S)

Date:_________________________                                                                           __________________________________________

                                                __________________________________________

Date:_________________________                                                                          ___________________________________________

                                             Name: ______________________________________

                                             Address: ____________________________________

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement this day of__________, 20_________

OxySure Systems, Inc.

By: ________________________________________

Title: ________________________________________